CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on (i) Forms S-3 (No. 333-173594, 333-171697, 333-160019, and 333-133176), (ii) Form S-4 (No. 333-161706) and (iii) Forms S-8 (No. 333-159878 and 333-146338) of Energy Transfer Partners, L.P. of our report dated February 24, 2012, relating to the financial statements of Citrus Corp. and subsidiaries, which appears in this Current Report on Form 8-K of Energy Transfer Partners, L.P., dated March 28, 2012.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 6, 2012